Exhibit 99.2

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

June 30, 2022

(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$22,519,920
Accounts receivable – oil and gas sales	323,510,038
Affiliate receivable	3,810,094
Fair market value of derivatives	24,784,447
Prepaid expenses	2,242,535
Gas imbalances	2,841,990
Total current assets	379,709,024
Property and equipment:
Oil and natural gas properties, at cost, using the successful efforts method, net	1,650,372,107
Gathering facilities, net	16,774,394
Other property and equipment, net	572,750
Total property and equipment, net	1,667,719,251
Other noncurrent assets:
Restricted cash	13,751,982
Long-term deposits	87,558
Fair market value of derivatives	43,323,262
Total other noncurrent assets	57,162,802
Total assets	$2,104,591,077
Liabilities and Members’ Equity
Current liabilities:
Accounts payable and accrued expenses	$80,510,831
Affiliate payables	104,190,930
Litigation reserve	400,000
Revenues payable	899,439
Fair market value of derivatives	402,136,631
Gas imbalances	2,006,755
Total current liabilities	590,144,586
Revolving credit facility	598,253,337
Fair market value of derivatives	111,305,214
Asset retirement obligations	7,675,505
Total liabilities	1,307,378,642
Commitments and contingencies (notes 6 and 7)
Members’ equity:
Members’ equity	592,925,823
Retained earnings	204,286,612
Total members’ equity	797,212,435
Total liabilities and members’ equity	$2,104,591,077

See accompanying notes to condensed consolidated financial statements.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Condensed Consolidated Statements of Income

June 30, 2022

(Unaudited)

	Three months ended	Six months ended
	June 30, 2022	June 30, 2022
Revenues:
Oil sales	$54,497,676	106,362,377
Natural gas sales	338,858,622	532,891,334
Natural gas liquids sales	98,317,178	206,481,741
Net loss on derivative instruments	(90,279,457)	(528,493,047)
Other revenue (note 8)	(550,151)	(514,687)
Total revenues	400,843,868	316,727,718
Operating expenses:
Lease operating expenses	12,274,334	19,573,270
Production taxes	27,716,414	46,413,561
Gathering, processing and transportation	47,209,845	92,992,038
Exploration expense	4,296,502	4,490,140
Depreciation, depletion and amortization	62,214,003	108,326,628
General and administrative	4,319,593	8,128,854
(Gain) loss on sale of other property and equipment	(63,874)	19,122
Total operating expenses	157,966,817	279,943,613
Income from operations	242,877,051	36,784,105
Other income (expenses):
Interest expense	(6,546,842)	(12,090,986)
Interest income	32,190	48,589
Total other expense	(6,514,652)	(12,042,397)
Net income	$236,362,399	24,741,708

See accompanying notes to condensed consolidated financial statements.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Condensed Consolidated Statements of Changes in Members’ Equity

(Unaudited)

			Total
	Members’	Retained	members’
	equity	earnings	equity
Three Months Ended June 30, 2022
Balance, March 31, 2022	592,925,823	(32,075,787)	560,850,036
Net income	—	236,362,399	236,362,399
Balance, June 30, 2022	$592,925,823	204,286,612	797,212,435

Six Months Ended June 30, 2022
Balance, December 31, 2021	592,925,823	179,544,904	772,470,727
Net income	—	24,741,708	24,741,708
Balance, June 30, 2022	$592,925,823	204,286,612	797,212,435

See accompanying notes to condensed consolidated financial statements.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Condensed Consolidated Statement of Cash Flows

Six Months Ended June 30, 2022

(Unaudited)

Cash flows from operating activities:
Net income	$24,741,708
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	108,326,628
Amortization of deferred financing costs	679,106
Exploration expense	4,490,140
Net loss on derivative instruments	528,493,047
Net cash received from derivative counterparties	(350,020,869)
Loss on sale of other property and equipment	19,122
Change in operating assets and liabilities:
Accounts receivable	(110,610,396)
Accounts receivable – affiliate	109,502
Prepaid expenses	(1,582,013)
Accounts payable and accrued expenses	14,665,472
Affiliate payables	(27,313,934)
Revenues payable	(275,027)
Increase in gas imbalance	1,882,152
Net cash provided by operating activities	193,604,638
Cash flows from investing activities:
Net cash paid for acquisition of oil and natural gas properties	(18,618,385)
Additions to oil and natural gas properties	(222,698,812)
Proceeds from sale of other property and equipment	63,874
Net cash used in investing activities	(241,253,323)
Cash flows from financing activities:
Proceeds from revolving credit facility	50,000,000
Deferred financing costs	(83,951)
Net cash provided by financing activities	49,916,049
Net increase in cash, cash equivalents, and restricted cash	2,267,364
Cash, cash equivalents, and restricted cash, beginning of period	34,004,538
Cash, cash equivalents, and restricted cash, end of period	$36,271,902
Supplemental disclosure of cash flow information:
Cash paid for interest	$11,212,592
Noncash investing activities:
Noncash additions to oil and natural gas properties	$56,194,027

See accompanying notes to condensed consolidated financial statements.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2022

(Unaudited)

(1)	Organization and Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of THQ Appalachia I, LLC and its wholly owned subsidiaries THQ Appalachia I Midco, LLC, TH Exploration, LLC, TH Exploration II, LLC, TH Exploration III, LLC, TH Exploration IV, LLC, CLR Exploration, LLC, and THQ Marketing, LLC. CLR Exploration was dissolved on May 17, 2022. During interim periods, the Company follows the same accounting policies disclosed in its audited Annual Financial Statements.

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company's management in accordance with generally accepted accounting principles in the United States (GAAP) for interim financial information. Accordingly, these financial statements do not include all of the information required by GAAP for complete financial statements. Therefore, these condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes therein for the year ended December 31, 2021. The unaudited condensed consolidated financial statements included herein contain all adjustments which are, in the opinion of management, necessary to present fairly the Company's financial position as of June 30, 2022 and its condensed consolidated statements of income, condensed consolidated statements of changes in member’s equity, and condensed consolidated statements of cash flows for the six months ended June 30, 2022. The condensed consolidated statements of income for the six months ended June 30, 2022 are not necessarily indicative of the results to be expected for future periods.

(2)	Relationship with Affiliate

The Company has an ongoing business relationship with an affiliate, Tug Hill Operating, LLC (THO). THO is responsible for acquisitions, drilling and operation of wells owned by the Company. As it incurs costs on behalf of the Company for these operations, THO bills the Company through its joint interest billing (JIB) process; and the Company reimburses THO for these costs at least monthly. THO is also responsible for the administration of the Company’s business. In exchange for these services, the Company pays a quarterly fee that includes (a) THO employees’ time and related expenses charged to the Company for the operation of its oil and natural gas properties, (b) an allocated amount of THO overhead expense calculated based on the number of hours THO employees spend working on Company projects, and (c) an additional percentage markup of the overall total of (a) and (b) to cover benefits and other employee-related costs and any unforeseen or difficult to allocate costs. The Company’s board approves the operating budgets. For the six months ended June 30, 2022, THO billed the Company $313.0 million through the JIB process. The amount due to THO for these services, which is included in the Company’s affiliate payables balance was $89.0 million as of June 30, 2022. Allocations consist of $18.8 million relating to acquisition of oil and natural gas properties, $13.3 million of lease operating expenses, $4.8 million in salaries and bonus for the operation of its oil and natural gas properties, $0.4 million for overhead expenses, $5.5 million of direct general and administrative expenses, and $270.2 million and of capital expenditures for the six months ended June 30, 2022.

THO collects certain revenues from customers on behalf of the Company. The amount due from THO, which is included in the Company’s oil and gas accounts receivable balance was $157.6 million as of June 30, 2022.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2022

(Unaudited)

The Company incurred $20.7 million and $41.9 million in gathering, processing and transportation for the quarter and six months ended June 30, 2022, respectively, payable to an affiliate, THQ-XCL Holdings I, LLC (XCL), a Quantum and R2K controlled entity.

For the quarter ended June 30, 2022, the Company paid $1.1 million and $13.3 million in lease bonuses income and royalties, respectively, to an affiliate, Stone Hill Minerals Holdings I, LLC (SHMH), a Quantum and R2K controlled entity. For the six months ended June 30, 2022, the Company paid $1.7 million and $25.3 million in lease bonuses income and royalties, respectively, to SHMH.

(3)	Property and Equipment

(a)	Oil and Natural Gas Properties

Since inception, the Company has been involved in acquiring and leasing oil and natural gas properties in the southwest Appalachian Basin in the Northeastern United States.

Oil and natural gas properties consist of the following at June 30, 2022:

Proved properties	$1,905,830,973
Accumulated depreciation, depletion and amortization	(495,737,161)
Net	1,410,093,812
Unproved properties	244,768,434
Exploration and impairment	(4,490,140)
Net	240,278,294
Total oil and natural gas properties, at cost, using the successful efforts method, net	$1,650,372,106

Depreciation, depletion, and amortization expense for proved oil and natural gas properties was $61.7 million and $107.6 million for the quarter and six months ended June 30, 2022, respectively. Exploration and abandonment write off was $4.3 million and $4.5 million for the quarter and six months ended June 30, 2022, respectively. The Company had no significant costs which had been deferred for longer than one year as of June 30, 2022.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2022

(Unaudited)

(b)	Gathering Facilities and Other Property and Equipment

Gathering facilities and other property and equipment consists of the following at June 30, 2022:

Gathering facilities	$17,428,357
Other property and equipment	2,146,045
Total capitalized costs	19,574,402
Accumulated depreciation	(2,227,259)
Total net capitalized costs	$17,347,143

Depreciation expense for gathering facilities and other property and equipment was $0.3 million and $0.5 million for the quarter and six months ended June 30, 2022, respectively.

(4)	Long-Term Debt

Senior Secured Revolving Credit Facility

The Company has a senior secured revolving bank credit facility (the Credit Facility) with a group of large, commercial lenders. Borrowings under the Credit Facility are subject to borrowing base limitations based on the collateral value of the Company’s proved properties and commodity hedge positions and are subject to regular semiannual redeterminations or more frequently if requested by the Company. The borrowing base was redetermined in May 2022 to be $850 million. The next redetermination of the borrowing base is scheduled to occur in October 2022. As of June 30, 2022, the Company had an outstanding balance under the Credit Facility of $600 million, with a weighted average interest rate of approximately 4.81%. The amounts reflected in the Company’s June 30, 2022 condensed consolidated balance sheet is shown net of the debt issuance costs of $1.7 million. The maturity date of the Credit Facility is October 7, 2023.

The Credit Facility is secured by liens on substantially all of the Company’s properties and guarantees from the Company’s restricted subsidiaries, as applicable. The Credit Facility contains certain covenants, including restrictions on indebtedness and dividends and requirements with respect to working capital and leverage coverage ratios. Interest is payable at a variable rate based on LIBOR or the prime rate, determined by the Company’s election at the time of borrowing. The Company was in compliance with all of the financial covenants under the Credit Facility as of June 30, 2022.

Commitment fees on the unused portion of the Credit Facility are due quarterly at a rate of 0.50% of the unused portion, based on utilization.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2022

(Unaudited)

(5)	Derivative Instruments

The Company periodically enters into natural gas, NGLs, and oil derivative contracts with counterparties to hedge the price risk associated with a portion of its production. These derivatives are not held for trading purposes. To the extent that changes occur in the market prices of natural gas, NGLs, and oil, the Company is exposed to market risk on these open contracts. This market risk exposure is generally offset by the change in market prices of natural gas, NGLs, and oil recognized upon the ultimate sale of the Company’s production.

During the six months ended June 30, 2022, the Company was party to various natural gas fixed price swap contracts and costless collars. When actual commodity prices exceed the fixed price provided by the swap contracts, the Company pays the excess to the counterparty. When actual commodity prices are below the contractually provided fixed price, the Company receives the difference from the counterparty. When actual commodity prices fall within the band provided by the costless collars, the Company receives the actual prices from the counterparty. When actual commodity prices fall outside the band provided by the costless collars, the Company receives the price provided by the collar from the counterparty and pays the actual price to the counterparty.

In addition, the Company has entered into basis swap contracts in order to hedge the difference between the New York Mercantile Exchange (NYMEX) index price and a local index price. The Company’s derivative swap contracts have not been designated as hedges for accounting purposes; therefore, all gains and losses are recognized in the Company’s statements of operations.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2022

(Unaudited)

As of June 30, 2022, the Company’s fixed price natural gas and oil swap positions were as follows:

	2022	2023	2024
NYMEX Henry Hub Swaps:
Volume (MMbtu/day)	358,533	85,000	—
Average price ($/MMBtu)	$2.41	3.23	—
NYMEX Henry Hub Long Puts:
Volume (MMbtu/day)	120,000	195,000	100,000
Average price ($/MMBtu)	$2.69	2.82	2.80
NYMEX Henry Hub Short Calls:
Volume (MMbtu/day)	120,000	195,000	100,000
Average price ($/MMBtu)	$4.35	3.80	3.88
Columbia Gas (TCO) Basis Swaps:
Volume (MMbtu/day)	42,500	—	—
Average price ($/MMBtu)	$(0.62)	—	—
Dominion South Basis Swaps:
Volume (MMbtu/day)	200,000	190,000	100,000
Average price ($/MMBtu)	$(0.74)	(0.75)	(0.72)
WTI Swaps:
Volume (Bbls/day)	4,500	1,750	900
Average price ($/Bbl)	$53.11	58.51	63.25
Mt. Blv. Propane Swaps:
Volume (Bbls/day)	4,500	3,000	—
Average price ($/gallon)	$0.62	0.97	—

The following is a summary of derivative fair value gains which are recorded in the condensed consolidated statements of operations included in net loss on derivative instruments:

	Three months ended	Six months ended
	June 30, 2022	June 30, 2022
Cash settlement of derivative contracts	$(237,124,719)	(350,020,869)
Noncash change in derivative fair value	146,845,262	(178,472,178)
Net loss on derivative instruments	$(90,279,457)	(528,493,047)

9

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2022

(Unaudited)

The following is a summary of the fair values of the Company’s derivative instruments and where such values are recorded in the condensed consolidated balance sheets as of June 30, 2022:

	Balance sheet
	location	Fair value
Commodity derivatives:
Commodity contracts	Current assets	$24,784,447
Commodity contracts	Long-term assets	43,323,262
Total derivative assets		68,107,709
Commodity contracts	Current liabilities	402,136,631
Commodity contracts	Long-term liabilities	111,305,214
Total derivative liabilities		513,441,845
Net derivatives		$(445,334,136)

The fair value of commodity derivative instruments was determined using Level 2 inputs. The Company classifies the fair value amounts of derivative financial instruments by commodity contract as net current or noncurrent assets or liabilities.

10

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2022

(Unaudited)

(6)	Commitments

The following is a schedule of future minimum payments for firm transportation, drilling rig and processing, gathering and compression agreements as of June 30, 2022.

		Processing,
		gathering	Drilling
	Firm	and	rigs and
	transportation	compression	completion
	(a)	(b)	(c)	Total
Remaining 2022	$18,400,000	2,095,593	35,968,222	56,463,815
2023	36,500,000	—	5,106,350	41,606,350
2024	36,600,000	—	—	36,600,000
2025	36,500,000	—	—	36,500,000
2026	36,500,000	—	—	36,500,000
Thereafter	258,800,000	—	—	258,800,000
Total	$423,300,000	2,095,593	41,074,572	466,470,165

(a)	Firm Transportation

The Company has entered into firm transportation agreements with a pipeline in order to facilitate the delivery of its production to market. This contract commits the Company to transport minimum daily natural gas volumes at negotiated rates, or pay for any deficiencies at specified reservation fee rates once the pipeline goes into service. The amounts in this table represent the Company’s minimum daily volumes at the reservation fee rate. The values in the table represent the gross amounts that the Company is committed to pay; however, the Company will record in the condensed consolidated financial statements its proportionate share of costs based on its net revenue interest.

(b)	Processing, Gathering, and Compression Service Commitments

The Company has entered into various long-term gas gathering and processing agreements for certain of its production that will allow it to realize the value of its NGLs. The minimum payment obligations under the agreements are presented in the table. Actual payments under these agreements will differ from the amounts shown in the table above as the Company expects to deliver volumes in excess of the minimum commitment. These commitments have varying fees with escalation clauses based on annual percentage change in Oil PPI.

(c)	Drilling Rig and Completion Service Commitments

The Company has obligations under agreements with service providers to procure drilling and completion services. The values in the table represent the gross amounts that the Company is committed to pay; however, the Company will record in the condensed consolidated financial statements its proportionate share of costs based on its working interest.

11

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2022

(Unaudited)

(d)	Office and Equipment Leases

The Company leases various office space and equipment, as well as field equipment, under operating lease arrangements. Rental expense under operating leases was immaterial for 2022.

(7)	Contingencies

Litigation

The Company is subject to a lawsuit wherein plaintiffs allege that the Company breached its contract by improperly deducting production and post-production costs from the royalties to which plaintiffs claim they are entitled. The Company is vigorously defending itself and does not believe that a loss is either probable or estimable.

As part of the High Road acquisition, the purchase price included a $0.7 million litigation reserve for litigation involving alleged non-payment of lease bonuses and disputes over ownership rights. The Company has successfully defended and settled a portion of the claims for $0.3 million. The Company has a remaining ligation reserve of $0.4 million at June 30, 2022 for these claims.

Environmental Remediation

Various federal, state, and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect the Company’s operations and the costs of its crude oil and gas natural exploration, development, and production operations. The Company does not anticipate that it will be required in the near future to expend significant amounts due to environmental laws and regulations, and accordingly no reserves have been recorded.

(8)	Other Revenue

The Company experienced gas imbalance losses of $0.8 million and $1.9 million for the quarter and six months ended June 30, 2022, respectively, which are reflected in other revenues in the Company’s condensed consolidated statements of income.

The Company also received fees from third parties for road and other asset use agreements during 2022.

(9)	Membership Interests

There are two classes of membership interest – capital interests and management incentive interests. Capital interests held by Quantum, R2K and members of management have full voting rights and rights to share in the distributions of the Company. As described more fully in note 10, management incentive interests can be issued under the Incentive Pool Plan and are nonvoting with no rights to share in distributions until the capital contributed interests have earned the full base return.

The members have no liability for the debts, obligations and liabilities of the Company, except as expressly required in the agreement. The Company shall dissolve and its affairs shall be wound up upon the earliest to occur of (a) the expiration of its term on December 20, 2025, if not extended by the members, (b) election by the Board of Directors by majority approval at any time or (c) entry of a decree of judicial dissolution of the Company under the Delaware Limited Liability Company Act.

12

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2022

(Unaudited)

The timing and amounts of distributions, other than tax advances, are determined by the Board of Directors. Capital contributions will receive a base return of 8% on their contributions (base return) which continues accruing until distributions exceed the total capital contributions plus the 8% base return. The first 10% of R2K’s Capital Interest will be treated as un-promoted capital (R2K’s Un-promoted Capital Interest). Distributions to members’ capital that is promoted is subject to certain distribution flips, whereby, distributions will be made in proportion to the agreed upon sharing ratios. Tax advances may be made quarterly based on projections of the entity’s taxable income for the year.

(10)	Management Incentive Unit Plan

Effective with the formation of the Company on July 23, 2014, the Company adopted an incentive unit plan, THQ (Appalachia I) Employee Holdings, LLC, (the Plan) to provide profit awards to employees (management incentive units). All of the incentive units are subject to vesting over five years, forfeiture, and termination. The management incentive units have no voting rights, do not have an exercise price and are automatically forfeited except in extenuating circumstances if and when such person’s status as an employee is terminated.

Compensation expense for these awards will be recognized when all performance, market, and service conditions are probable of being satisfied in general upon a vesting event, which is defined as (i) the sale of all or substantially all of the outstanding capital interests or assets of the Company, (ii) the time of any distribution by the Company after capital contributions of substantially all of the capital commitments have been made by the capital members, and the Board has determined that the Company will not raise additional capital, (iii) one year after the expiration of a lockup period in the event of a transfer of all or substantially all of the outstanding capital interests or assets of the Company to an individual, estate or a corporation, partnership, joint venture, limited partnership, limited liability company, trust, unincorporated organization, association or any other entity (Person) in exchange for publicly tradable securities of such Person; or two years after the expiration of a lockup period in the event that securities received in connection with the transfer constitute 15% or more of the total shares of such Person then outstanding.

(11)	Subsequent Events

In preparing the condensed consolidated financial statements, management has evaluated all subsequent events and transactions for potential recognition or disclosure through September 16, 2022, the date the condensed consolidated financial statements were available for issuance. On September 6, 2022, the Company entered into a purchase agreement with EQT Corporation to sell the Company’s upstream assets along with the gathering and processing assets of affiliate company THQ-XCL Holdings I, LLC for total consideration of $2.6 billion of cash and 55 million shares of common stock of EQT Corporation (EQT). The Company will be selling 100% of its membership interests in THQ Appalachia I Midco, LLC (“THQA Midco”) along with the 100% membership interests of the subsidiaries of THQA Midco. This transaction is expected to close in the fourth quarter of 2022 with an effective date of July 1, 2022. No other items requiring disclosure were identified.

13